UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  April 7, 2010 (April 6, 2010)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On March 26, 2010, INX Inc. (“INX” or “Company”) filed a Form 8-K announcing that it will delay its fourth quarter earnings release and would not file its Form 10-K for the fiscal year ended December 31, 2009 by March 31, 2010.  The Company also stated that it is working diligently on the resolution of several accounting matters, would make a further announcement in a subsequent press release regarding the timing of the release of financial results and the effect of any adjustments, and stated its intention to file its Annual Report on Form 10-K as soon as practicable.  On March 26, 2010, the Company filed a Form 12b-25 with the Securities and Exchange Commission requesting an automatic extension of up to fifteen days to file the Form 10-K.

Under Section 7(b) of the Amended and Restated Credit Agreement dated April 30, 2007 (“Credit Agreement”) between INX and Castle Pines Capital LLC (“CPC”), the Company is required to provide CPC with its Annual Report on Form 10-K no later than 90 days after the last day of each fiscal year.  Due to the circumstances referred to above, the Company was unable to provide its Annual Report on Form 10-K by March 31, 2010.

On April 6, 2010, CPC notified INX in writing that the Company was in default of Section 7(b) of the Credit Agreement.  In its notification CPC agreed to waive this violation through April 30, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2010	INX Inc.
By: /s/ Brian Fontana Brian Fontana Chief Financial Officer